2014 CEO Compensation Plan

2014 CEO Compensation Plan

The Board of Directors has approved the following 2014 compensation plan for Jeff Housenbold, President and CEO.
Plan Summary

Element	Threshold	Target	Maximum
Base Salary	n/a	$650,000 (+16%)	n/a
Cash Bonus Target	75%	100%	200%
Total Cash Target	$1,137,500	$1,300,000	$1,950,000
Time-Based RSU (45% of total)*	$3,507,084	$3,507,084	$3,507,084
Performance-Based RSU (55% of total)*	$1,607,414	$4,286,436	$9,376,579
Total RSU*	$5,114,498	$7,793,520	$12,883,663
Total RSU shares*	110,250	168,000	277,725
Total Compensation	$6,251,998	$9,093,520	$14,833,663
*Grant date face value; shares determined by dividing face value by $46.39, which is the average closing price of SFLY over the 30 trading days from December 31, 2013 to February 12, 2014
Plan Components

•	Base salary of $650,000, effective March 1, 2014

•	Cash bonus target of 100% of base salary, earned quarterly in accordance with the 2014 Quarterly Bonus Plan (CEO & eStaff); maximum bonus is 200% of target

•	75,600 Time-vested Restricted Stock Units (RSU) with a target grant value of $3,507,084

◦	Shares to grant will be determined by dividing the target value by the average closing price of SFLY over the 30 trading days preceding the grant approval date

◦	Vesting will occur over 4 years, 25% each on the 1st, 2nd, 3rd and 4th anniversary of the grant date

•
92,400 Performance-based Restricted Stock Units (PBRSU) with a target grant value of $4,286,436, modified for absolute company performance by Trigger and Funding Goals, and relative company performance in a Relative Shareholder Return Modifier Goal, as follows:

o	Trigger Goal: EBITDA 2 year cumulative growth, from FY2013 to FY2015, must be achieved at the “target” level set for this plan; achievement below target results in no earned PBRSU

o	Funding Goal: Revenue 2 year cumulative growth, from FY2013 to FY2015, will earn PBRSU as follows:

Funding Table	Percent of Goal Attained	Percent of PBRSU Earned
Threshold	80%	50%
Target	100%	100%
Maximum	150%	175%

▪	Achievement between Threshold and Target, or Target and Maximum will be interpolated on a straight-line basis

o
Relative Shareholder Return Modifier Goal: Comparison SFLY 2-year cumulative share value growth compared to Russell 2000 Index (RUT) share value growth over the same period*, will modify the PBRSU Funding as follows:

Nothing in this program summary alters the “at will” employment relationship with the Company, as described in the employee handbook. Neither the program nor the transactions authorized under the program constitute an express or implied promise of continued employment for any period. Nothing in the program shall interfere with or limit in any way the right of the employee or the Company to terminate employment at any time, with or without cause or notice.

2014 CEO Compensation Plan

▪	Minimum: If SFLY is 25 percentage points or lower than RUT = 75% of Funded Goal result

▪	Target: If SFLY is Equal to RUT = 100% of Funded Goal result

▪	Maximum: If SFLY is 25 percentage points or higher than RUT = 125% of Funded Goal result

▪
Achievement between Minimum and Target, or Target and Maximum will be interpolated on a straight-line basis; every whole percentage point of SFLY 2-year cumulative share value growth that is above or below the RUT Index, will add or subtract, respectively, 1% from the 100% of Funded Goal result

▪	Example: SFLY 2 year cumulative share value growth = 30%
RUT 2 year cumulative share value growth = 20%
SFLY result is +10 percentage points higher than RUT
Modifier is 110%, applied to the Funded Goal Result

o
Vesting of earned PBRSU will occur over 3 years; 50% on the 2nd anniversary of the grant based on achievement of performance goals and 50% on the 3rd anniversary of the grant assuming continued service until that date

o
In order to ensure sufficient pool shares in the 2006 Equity Incentive Plan to accommodate the full range of PBRSU shares earned under this plan, the PBRSU grant will be made at the Maximum grant date face value shown in the Plan Summary above, with achievement of the PBRSU goals determining the portion of the grant that vests

o	PBRSU Calculation to determine number of shares to vest:

▪	Target Shares x Trigger Goal Result x Funding Goal Result x Modifier Goal Result

▪	Example assuming Trigger achieved (100%), Funding @ 150%, Modifier @ 110%:

•	92,400 x 100% Trigger x 150% Funding x 110% Modifier = 152,460 to vest

•	The RSU and PBRSU grants will be governed by Shutterfly’s 2006 Equity Incentive Plan.

*as measured by the average closing price in the first 30 trading days of 2016 divided by the average closing price in the first 30 trading days of 2014; this measurement does not consider the payment of dividends by SFLY or in the Russell 2000 Index

Nothing in this program summary alters the “at will” employment relationship with the Company, as described in the employee handbook. Neither the program nor the transactions authorized under the program constitute an express or implied promise of continued employment for any period. Nothing in the program shall interfere with or limit in any way the right of the employee or the Company to terminate employment at any time, with or without cause or notice.

2014 CEO Compensation Plan

Appendix: Baseline for Relative Shareholder Return

Nothing in this program summary alters the “at will” employment relationship with the Company, as described in the employee handbook. Neither the program nor the transactions authorized under the program constitute an express or implied promise of continued employment for any period. Nothing in the program shall interfere with or limit in any way the right of the employee or the Company to terminate employment at any time, with or without cause or notice.